Exhibit D-1
                               Ameren Corporation
                           Consolidating Balance Sheet
                                December 31, 1997


In thousands                                                                                           CIC
                                                                                                   Consolidated
                                                     AMC            UEC              CIP           (Exhibit D-2)
                                                 ------------   -------------   ---------------   ----------------

Property & Plant,  at original cost:
Electric                                                         $ 8,832,039       $ 2,311,364
Gas                                                                  197,959           249,499
Other                                                                 36,023
                                                 ------------   -------------   ---------------   -------------
                                                                   9,066,021         2,560,863
Less:  Accumulated depreciation and amortization                   3,866,925         1,132,591
-------------------------------------------------------------   -------------   ---------------   -------------
                                                                   5,199,096         1,428,272

Construction work in process:
    Nuclear fuel in process                                          134,804
    Other                                                             68,074            59,531
                                                 ------------   -------------   ---------------   -------------
          Total Property & Plant, Net                      -       5,401,974         1,487,803               -

Investments and Other Assets:
Investments                                        3,018,711               -                            97,188
Nuclear decommissioning trust fund                                   122,438
Other                                                                 33,315            30,476           1,121
                                                 ------------   -------------   ---------------   -------------
          Total Investments & Other Assets         3,018,711         155,753            30,476          98,309

Current Assets:
Cash & cash equivalents                                                3,232             6,040             100
Accounts receivable - trade                                          179,708            67,495
Unbilled revenue                                                      71,156            31,708
Other accounts & notes receivable                        205          41,028             7,760
Materials and supplies at average cost -
    Fossil fuel                                                       49,574            39,194
    Other                                                             97,375            32,334
Other                                                    865          11,040            32,637           1,514
                                                 ------------   -------------   ---------------   -------------
         Total Current Assets                          1,070         453,113           217,168           1,614

Regulatory Assets:
Deferred income taxes                                                611,740            28,052
Other                                                                179,705            25,208
                                                 ------------   -------------   ---------------   -------------
         Total Regulatory Assets                                     791,445            53,260

                                                 ------------   -------------   ---------------   -------------
TOTAL ASSETS                                      $3,019,781     $ 6,802,285       $ 1,788,707        $ 99,923
                                                 ============   =============   ===============   =============

                                                    Ameren Corporation
                                                Consolidating Balance Sheet
                                                     December 31, 1997


In thousands
                                                                 Eliminations        AMC
                                                     EEI         (Exhibit D-5)    Consolidated
                                                 ------------   ----------------------------------

Property & Plant,  at original cost:
Electric                                           $ 379,327                      $ 11,522,730
Gas                                                        -                           447,458
Other                                                      -                            36,023
                                                 ------------   -------------   ---------------
                                                     379,327               -        12,006,211
Less:  Accumulated depreciation and amortization     285,918                         5,285,434
                                                 ------------   -------------   ---------------
                                                      93,409               -         6,720,777

Construction work in process:
    Nuclear fuel in process                                -                           134,804
    Other                                              3,899                           131,504
                                                 ------------   -------------   ---------------
          Total Property & Plant, Net                 97,308               -         6,987,085

Investments and Other Assets:
Investments                                                -      (3,018,711)           97,188
Nuclear decommissioning trust fund                         -                           122,438
Other                                                  5,304          (5,301)           64,915
                                                 ------------   -------------   ---------------
          Total Investments & Other Assets             5,304      (3,024,012)          284,541

Current Assets:
Cash & cash equivalents                                  324                             9,696
Accounts receivable - trade                           19,103                           266,306
Unbilled revenue                                           -                           102,864
Other accounts & notes receivable                      2,242          (1,470)           49,765
Materials and supplies at average cost -
    Fossil fuel                                        4,663                            93,431
    Other                                              4,443                           134,152
Other                                                  8,946                            55,002
                                                 ------------   -------------   ---------------
         Total Current Assets                         39,721          (1,470)          711,216

Regulatory Assets:
Deferred income taxes                                      -                           639,792
Other                                                      -                           204,913
                                                 ------------   -------------   ---------------
         Total Regulatory Assets                           -               -           844,705

                                                 ------------   -------------   ---------------
TOTAL ASSETS                                       $ 142,333     $(3,025,482)      $ 8,827,547
                                                 ============   =============   ===============

                                                                    Exhibit D-1
                               Ameren Corporation
                           Consolidating Balance Sheet
                                December 31, 1997


In thousands                                                                                           CIC
                                                                                                   Consolidated
                                                     AMC            UEC              CIP           (Exhibit D-2)
                                                 ------------   -------------   ---------------   ----------------

Capitalization:
Common stock                                      $    1,372      $  510,619        $  121,282        $ 56,328
Other paid-in capital                              1,582,938         716,879
Retained earnings                                  1,434,658       1,159,956           451,477           2,171
                                                 -----------------------------------------------------------------
          Total Common Stockholders' Equity        3,018,968       2,387,454           572,759          58,499
Preferred stock not subject to mandatory redemption                  155,197            80,000
Preferred stock subject to mandatory redemption                            -
Long-term debt                                             -       1,846,482           558,474               -
                                                 -----------------------------------------------------------------
           Total Capitalization                    3,018,968       4,389,133         1,211,233          58,499

Minority Interest in Consolidated Subsidiary

Current Liabilities:
Current maturity of long-term debt                                    28,797             9,000
Short-term debt                                                       21,300            64,966
Accounts and wages payable                                22         188,014            89,362             229
Accumulated deferred income taxes                                     35,809
Taxes accrued                                            (42)         94,167            15,869             572
Other                                                    890         142,859            21,937
                                                 -----------------------------------------------------------------
           Total Current Liabilities                     870         510,946           201,134             801

Accumulated Deferred Income Taxes                        (57)      1,264,800           257,914          40,623
Accumulated Deferred Investment Tax Credits                          149,891            40,369
Regulatory Liability                                                 175,638            48,587
Other Deferred Credits and Liabilities                               311,877            29,470

                                                 -----------------------------------------------------------------
TOTAL CAPITAL AND LIABILITIES                     $3,019,781     $ 6,802,285       $ 1,788,707        $ 99,923
                                                 =================================================================


                                                                     Exhibit D-1
                               Ameren Corporation
                           Consolidating Balance Sheet
                                December 31, 1997


In thousands
                                                                 Eliminations        AMC
                                                     EEI         (Exhibit D-5)    Consolidated
                                                 ------------   ----------------------------------

Capitalization:
Common stock                                         $ 6,200      $ (694,429)       $    1,372
Other paid-in capital                                      -        (716,879)        1,582,938
Retained earnings                                      2,634      (1,616,238)        1,434,658
                                                 ----------------------------------------------
          Total Common Stockholders' Equity            8,834      (3,027,546)        3,018,968
Preferred stock not subject to mandatory redemption        -                           235,197
Preferred stock subject to mandatory redemption            -                                 -
Long-term debt                                       101,112               -         2,506,068
                                                 ----------------------------------------------
           Total Capitalization                      109,946      (3,027,546)        5,760,233

Minority Interest in Consolidated Subsidiary                           3,534             3,534

Current Liabilities:
Current maturity of long-term debt                    14,444                            52,241
Short-term debt                                            -                            86,266
Accounts and wages payable                            17,234          (1,470)          293,391
Accumulated deferred income taxes                          -                            35,809
Taxes accrued                                              -                           110,566
Other                                                  3,041                           168,727
                                                 ----------------------------------------------
           Total Current Liabilities                  34,719          (1,470)          747,000

Accumulated Deferred Income Taxes                     (6,299)                        1,556,981
Accumulated Deferred Investment Tax Credits                -                           190,260
Regulatory Liability                                       -                           224,225
Other Deferred Credits and Liabilities                 3,967                           345,314

                                                 ----------------------------------------------
TOTAL CAPITAL AND LIABILITIES                      $ 142,333     $(3,025,482)      $ 8,827,547
                                                 ==============================================

                                                                     Exhibit D-1
                               Ameren Corporation
                         Consolidating Income Statement
                          Year Ended December 31, 1997



                                                                                                              CIC
In thousands                                                                                               Consolidated
                                                               AMC            UEC            CIP          (Exhibit D-2)
                                                            -----------   ------------   -------------   -----------------

Operating Revenues:
           Electric                                                        $2,188,571       $ 700,517
           Gas                                                                 98,259         151,558
           Other                                                   345            503                           11,040
                                                            -----------   ------------   -------------   --------------
                     Total operating revenues                      345      2,287,333         852,075           11,040

Operating Expenses:
           Operations
                Fuel and purchased power                                      499,995         242,256
                Gas costs                                                      63,453          97,226
                Other                                              318        404,956         160,201              987
                                                            -----------   ------------   -------------   --------------
                                                                   318        968,404         499,683              987

           Maintenance                                                        217,426          75,652                1
           Depreciation and amortization                                      247,961          82,689              466
           Income taxes                                                       192,766          33,661
           Other taxes                                               5        211,949          57,895               31

                                                            -----------   ------------   -------------   --------------
                     Total operating expenses                      323      1,838,506         749,580            1,485

Operating Income                                                    22        448,827         102,495            9,555

Other Income and Deductions:
           Allowance for equity funds used during construction                  4,461             783
           Miscellaneous, net                                      330          7,334          (3,800)          (2,869)
                                                            -----------   ------------   -------------   --------------
                     Total other income and deductions             330         11,795          (3,017)          (2,869)

Income before Interest Charges & Preferred Dividends               352        460,622          99,478            6,686

Interest Charges & Preferred Dividends:
           Interest                                                 32        138,676          36,791               33
           Allowance for borrowed funds used during construction               (6,676)           (786)
           Preferred Dividends of Subsidiaries                                  8,817           3,715
                                                            -----------   ------------   -------------   --------------
                                                                    32        140,817          39,720               33

                                                            -----------   ------------   -------------   --------------
Income Before Extraordinary Items                                  320        319,805          59,758            6,653

Extraordinary Items, Net of Tax                                               (26,967)        (24,853)

                                                            -----------   ------------   -------------   --------------
Net Income                                                       $ 320      $ 292,838        $ 34,905          $ 6,653
                                                            ===========   ============   =============   ==============


                                                                     Exhibit D-1
                               Ameren Corporation
                         Consolidating Income Statement
                          Year Ended December 31, 1997



In thousands                                                               Eliminations      AMC
                                                               EEI        (Exhibit D-5)   Consolidated
                                                            -----------   -------------------------------

Operating Revenues:
           Electric                                           $230,964        (55,875)    $ 3,064,177
           Gas                                                       -             (2)        249,815
           Other                                                   663                         12,551
                                                            -----------   ------------   -------------
                     Total operating revenues                  231,627        (55,877)      3,326,543

Operating Expenses:
           Operations
                Fuel and purchased power                       150,052        (55,858)        836,445
                Gas costs                                            -                        160,679
                Other                                           18,771            (19)        585,214
                                                            -----------   ------------   -------------
                                                               168,823        (55,877)      1,582,338

           Maintenance                                          17,162                        310,241
           Depreciation and amortization                        14,884                        346,000
           Income taxes                                          7,752                        234,179
           Other taxes                                           1,831                        271,711

                                                            -----------   ------------   -------------
                     Total operating expenses                  210,452        (55,877)      2,744,469

Operating Income                                                21,175              -         582,074

Other Income and Deductions:
           Allowance for equity funds used during construction       -                          5,244
           Miscellaneous, net                                    1,091        (12,430)        (10,344)
                                                            -----------   ------------   -------------
                     Total other income and deductions           1,091        (12,430)         (5,100)

Income before Interest Charges & Preferred Dividends            22,266        (12,430)        576,974

Interest Charges & Preferred Dividends:
           Interest                                              9,836                        185,368
           Allowance for borrowed funds used during construction     -                         (7,462)
           Preferred Dividends of Subsidiaries                       -                         12,532
                                                            -----------   ------------   -------------
                                                                 9,836                        190,438

                                                            -----------   ------------   -------------
Income Before Extraordinary Items                               12,430        (12,430)        386,536

Extraordinary Items, Net of Tax                                                               (51,820)

                                                            -----------   ------------   -------------
Net Income                                                    $ 12,430      $ (12,430)      $ 334,716
                                                            ===========   ============   =============